Exhibit 99.1
SharpSpring Reports Second Quarter 2020 Results

Quarterly ARR Improvements Driven by Consistent, Strong Agency Adoption and Larger Contracts

Company Achieves Thirteenth Consecutive Quarter of Record Revenue and Improved Profitability Metrics, Demonstrating Resilient Operating Model

GAINESVILLE, FL – August 13, 2020 – SharpSpring, Inc. (NASDAQ: SHSP), a leading cloud-based marketing and sales automation platform, reported financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 and Recent Operational Highlights

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Added 276 new SharpSpring customers, of which 81% were agency customers, who selected the platform to generate leads, convert more leads to sales and measure the ROI of their marketing campaigns. Average annual recurring revenue (ARR) per customer acquired in second quarter of 2020 improved approximately 11% compared to the second quarter of 2019 as a result of landing larger customers.

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Finished the quarter with approximately 2,000 agency customers, 500 direct customers, and more than 8,500 total businesses using SharpSpring to power their sales and marketing efforts.

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On a year-over-year basis, Q2 2020 net revenue retention was 91.6%, when compared to the second quarter of 2019. On a monthly basis, second quarter 2020 average net revenue retention was 97.6%.

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The Perfect Audience platform ended the quarter with more than 1,200 customers.

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Further strengthened the management team by adding former Salesforce Marketing Cloud executive and Software-as-a-Service (SaaS) industry veteran Chip House as the Company’s Chief Marketing Officer (CMO).

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Recognized by two of the leading software review platforms, earning placement as a 2020 Best Software Award winner on G2 and a Top Rated Marketing Automation Software for 2020 on TrustRadius.

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Launched Agency Acceleration Series with top digital marketing experts leading speaker line-up, including superstar industry influencers like Neil Patel, Shama Hyder, Rand Fishkin, Ann Handley, and Seth Godin.

Second Quarter 2020 Financial Results

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Total revenue increased 32% to a record $7.3 million from $5.5 million in the same year-ago period.

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Gross profit increased 39% to a record $5.4 million (74% of total revenue) from $3.9 million (71% of total revenue) in the same year-ago period.

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Net loss was $970,000, or $0.08 per share, compared to net loss of $4.2 million, or $0.41 per share, in the same year-ago period.

●
Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $122,000, compared to an adjusted EBITDA loss of $1.7 million in the same year-ago period.

●
Core net loss (a non-GAAP metric reconciled below) totaled $381,000, or $0.03 per share, compared to core net loss of $1.9 million, or $0.19 per share, in the same year-ago period.

●
At quarter-end, the Company had $15.3 million in cash, compared to $11.9 million at December 31, 2019.

2020 Financial Outlook
The Company expects total revenue of approximately $29.5 to $30.5 million, which would represent an increase of 32% compared to the prior year. The Company’s guidance is based on recurring revenue from its current customer base and performance results tracked through July of this year. These expectations also include an anticipated impact from the COVID-19 global pandemic based on information available as of the date of this report.

Management Commentary
“In the second quarter of 2020 we built on our strong start to the year and continued to generate consistent results, both in new customer wins and in many of our key operating metrics,” said SharpSpring CEO Rick Carlson. “More specifically, the 276 new customers we secured during the period represented approximately $2.2 million in annual recurring revenue, a healthy improvement over last year, which was driven by the introduction and successful execution of larger contracts with several new agencies as well as a return to a more regular deal flow later in the quarter. Additionally, thanks to our ongoing cost reduction measures implemented in conjunction with our comprehensive COVID-19 response plan, we drove healthy improvements in our margins and overall profitability.

“In the uncertain environment we find ourselves, our goal is to be even more deliberate with our spend and more direct with our approach to sales. To that end, we have been focusing our efforts in recent quarters on making SharpSpring a primarily ‘sales-oriented’ business, which has already led to a more efficient and effective lead conversion process. Going forward, we’ll be looking to make additional investments in growing our brand awareness to drive more organic lead growth in support of our outbound business development initiatives. Heading into the back half of the year, we remain confident in our ability to drive incrementally improved performance and are well-positioned to benefit from the ongoing shift to more digital, remote work.”

Conference Call
SharpSpring management will hold a conference call today, August 13, 2020 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company CEO Rick Carlson and Interim CFO Aaron Jackson will host the call, followed by a question and answer period.

U.S. dial-in number: 844-369-8770
International number: 862-298-0840

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at investors.sharpspring.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time today through August 27, 2020.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay ID: 35691

About SharpSpring, Inc.
SharpSpring, Inc. (NASDAQ: SHSP) is a rapidly growing, highly-rated global provider of affordable marketing automation delivered via a cloud-based Software-as-a-Service (SaaS) Platform. Thousands of businesses around the world rely on SharpSpring to generate leads, improve conversions to sales, and drive higher returns on marketing investments. Known for its innovation, open architecture and free customer support, SharpSpring offers flexible monthly contracts at a fraction of the price of competitors making it an easy choice for growing businesses and digital marketing agencies. Learn more at sharpspring.com.

Non-GAAP Financial Measures
Adjusted EBITDA, core net loss and core net loss per share are "non-GAAP financial measures" presented as supplemental measures of the Company’s performance. These metrics are not presented in accordance with United States generally accepted accounting principles, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. A reconciliation of net loss to these measures is included for your reference in the financial section of this earnings press release.

Important Cautions Regarding Forward-Looking Statements
The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, our ability to successfully utilize our cash to develop current and future products, delays due to issues with outsourced service providers, those events and factors described by us in Item 1. A “Risk Factors” in our most recent Form 10-K and other risks to which our company is subject, and various other factors beyond the Company’s control. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Company Contact:
Aaron Jackson
Interim Chief Financial Officer
Phone: 352-448-0967
Email: IR@sharpspring.com

Investor Relations:
Gateway Investor Relations
Matt Glover or Tom Colton
Phone: 949-574-3860
Email: SHSP@gatewayir.com

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue	$7,270,905	$5,517,433	$14,323,634	$10,843,718

Cost of services	1,873,029	$1,625,818	4,240,671	3,174,200
Gross profit	5,397,876	3,891,615	10,082,963	7,669,518

Operating expenses:
Sales and marketing	2,395,100	2,865,610	5,429,222	5,873,813
Research and development	1,484,890	1,217,981	3,063,029	2,476,709
General and administrative	2,244,560	1,935,291	4,658,401	4,162,966
Intangible asset amortization	183,746	95,250	336,547	190,500

Total operating expenses	6,308,296	6,114,132	13,487,199	12,703,988

Operating loss	(910,420)	(2,222,517)	(3,404,236)	(5,034,470)

Other expense, net	(2,777)	(41,966)	(59,556)	(146,093)
Loss on induced conversion	-	(2,162,696)	-	(2,162,696)
Gain on embedded derivative	-	189,776	-	214,350

Loss before income taxes	(913,197)	(4,237,403)	(3,463,792)	(7,128,909)
Provision (benefit) for income taxes	57,187	787	(1,505,331)	3,126

Net loss	$(970,384)	$(4,238,190)	$(1,958,461)	$(7,132,035)

Basic net loss per share	$(0.08)	$(0.41)	$(0.17)	$(0.75)
Diluted net loss per share	$(0.08)	$(0.41)	$(0.17)	$(0.75)

Weighted average common shares outstanding
Basic	11,529,324	10,296,041	11,525,258	9,568,161
Diluted	11,529,324	10,296,041	11,525,258	9,568,161

SharpSpring, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$15,286,895	$11,881,949
Accounts receivable	448,016	340,344
Unbilled receivables	1,134,432	998,048
Income taxes receivable	42,179	15,010
Other current assets	1,203,445	1,363,366
Total current assets	18,114,967	14,598,717

Property and equipment, net	2,336,154	1,996,722
Goodwill	10,925,003	10,922,814
Intangibles, net	4,321,453	4,658,000
Deferred income taxes	5,520	-
Right-of-use assets	8,756,920	5,281,530
Other long-term assets	579,015	549,022
Total assets	$45,039,032	$38,006,805

Liabilities and Shareholders' Equity
Accounts payable	$1,931,572	$2,052,538
Accrued expenses and other current liabilities	631,042	919,089
Line of credit	1,900,000	-
Deferred revenue	659,650	860,820
Income taxes payable	73,483	13,944
Lease liability, current portion	685,876	370,340
Notes payable, current portion	1,493,024
Total current liabilities	7,374,647	4,216,731

Lease liability, net of current portion	8,172,482	4,976,727
Notes payable, net of current portion	1,906,475
Total liabilities	17,453,604	9,193,458

Shareholders' equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	11,555	11,537
Additional paid in capital	59,587,378	58,851,285
Accumulated other comprehensive loss	(230,362)	(224,793)
Accumulated deficit	(31,699,143)	(29,740,682)
Treasury stock	(84,000)	(84,000)
Total shareholders' equity	27,585,428	28,813,347

Total liabilities and shareholders' equity	$45,039,032	$38,006,805

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net loss	$(970,384)	$(4,238,190)	$(1,958,461)	$(7,132,035)

Adjustments to reconcile loss from operations:
Depreciation and amortization	417,560	244,265	774,140	471,518
Amortization of costs to acquire contracts	202,329	228,812	404,767	431,757
Non-cash stock compensation	370,418	262,074	741,051	565,592
Deferred income taxes	(5,504)	-	(5,504)	-
Gain on disposal of property and equipment	-	(617)	-	(617)
Non-cash interest	-	43,373	-	139,372
Amortization of debt issuance costs and embedded derivative	-	903	-	2,903
Gain on embedded derivative	-	(189,776)	-	(214,350)
Loss on induced conversion		2,162,696	-	2,162,696
Unrealized foreign currency loss	29,201	6,387	109,928	17,126
Changes in assets and liabilities:
Accounts receivable	(20,988)	(39,742)	(106,260)	(25,294)
Unbilled receivables	(40,819)	(45,047)	(133,315)	(138,819)
Right-of-use assets	(3,069,671)	107,718	(3,475,390)	213,933
Other assets	63,772	(373,421)	(279,099)	(416,276)
Income taxes, net	1,596,583	(30,901)	33,639	(28,562)
Accounts payable	(1,010,945)	195,806	(120,934)	(78,830)
Lease liabilities	3,090,202	(93,540)	3,511,291	(185,575)
Other liabilities	106,198	(18,019)	(288,041)	(87,300)
Deferred revenue	(107,604)	26,027	(201,893)	65,612
Net cash provided by (used in) operating activities	650,348	(1,751,192)	(994,081)	(4,237,149)

Cash flows from investing activities
Purchases of property and equipment	(211,970)	(69,553)	(352,900)	(239,530)
Proceeds from the sale of property and equipment	-	617	-	617
Capitalization of software development costs	(151,842)	(195,376)	(424,124)	(372,574)
Net cash used in investing activities	(363,812)	(264,312)	(777,024)	(611,487)

Cash flows used in financing activities:
Proceeds from line of credit	-	-	1,900,000	-
Proceeds from note payable	3,399,500	-	3,399,500
Proceeds from exercise of stock options, net	12,288	302,752	23,462	906,617
Proceeds from issuance of common stock, net	-	(23,439)	-	10,649,005
Payments for taxes related to net share settlement of equity awards	(1,869)	-	(28,402)	-
Net cash provided by financing activities	3,409,919	279,313	5,294,560	11,555,622

Effect of exchange rate on cash	(34,609)	(18,901)	(118,509)	(30,186)

Change in cash and cash equivalents	$3,661,846	(1,755,092)	$3,404,946	$6,676,800

Cash and cash equivalents, beginning of period	$11,625,049	17,752,758	$11,881,949	$9,320,866

Cash and cash equivalents, end of period	$15,286,895	15,997,666	$15,286,895	$15,997,666

SharpSpring, Inc.
RECONCILIATION TO ADJUSTED EBITDA
(Unaudited, in Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net loss	$(970)	$(4,238)	$(1,958)	$(7,132)
Provision (benefit) for income taxes	57	1	(1,505)	3
Other expense, net	3	42	60	146
Non-cash gain on embedded derivative	-	(190)	-	(214)
Non-cash loss on induced conversion	-	2,163	-	2,163
Depreciation & amortization	418	244	774	472
Non-cash stock compensation	370	262	741	566
Restructuring	-	-	-	133
Franchise tax settlement	-	-	-	318
Adjusted EBITDA	(122)	(1,716)	(1,888)	(3,545)

SharpSpring, Inc.
RECONCILIATION TO CORE NET LOSS AND CORE NET LOSS PER SHARE
(Unaudited, in Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net loss	$(970)	$(4,238)	$(1,958)	$(7,132)
Amortization of intangible assets	184	95	337	191
Non-cash stock compensation	370	262	741	566
Non-cash gain on embedded derivative	-	(190)	-	(214)
Restructuring	-	-	-	133
Non-cash loss on induced conversion	-	2,163	-	2,163
Franchise tax settlement	-	-	-	318
Tax adjustment	35		(112)	1
Core net loss	$(381)	$(1,908)	$(992)	$(3,974)

Core net loss per share	$(0.03)	$(0.19)	$(0.09)	$(0.42)
Weighted average common shares outstanding	11,529	10,296	11,525	9,568